EXHIBIT 99-1

                    Authorization and Enrollment Form for the

                     HUBCO CUSTOMER APPRECIATION STOCK PLAN

                Please read the enclosed instructions carefully.

                                     PART I

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                              Personal Information
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                                           2a. Applicant's Social Security
1a. Name:                                      or Tax ID Number:

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                                           2b. Secondary's Social Security
1b. Name:                                      or Tax ID Number:

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3. Street Address:

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4. City, State, Zip Code:

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5. Bank Name & Branch Location:

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6. Bank Account Number:                 (only one account umber is necessary)

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7. Form of Payment:__ Check  ___ Money Order ___  Direct Withdrawal (Acct #    )


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8a. Amount to be Invested: $
    OR
8b. Maximum Number Shares to be Purchased:

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9. Number Years as a Customer:

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                Additional Instructions for Stock Transfer Agent

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                  (please attach additional pages if necessary)
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                       BY SIGNING BELOW YOU CERTIFY THAT:

* I have read the enclosed Customer Appreciation Stock Purchase Plan, and agree to abide by its terms.

* I have read and agree to participate in and abide by the terms of the Dividend Reinvestment Plan, which I have received.

* The information contained in this application is true and accurate to the best of my knowledge.

*     I have read the instructions for filling out this application.
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SIGNATURE:                                   Date:
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(SIGNATURE:                             )    (Date:
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


                                                      PART II


                                                Substitute Form W-9

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
               SUBSTITUTE                  PART I-Please Provide Your TIN in the             Social Security Number
                FORM W-9                   Box at Right and Certify by Signing and                     OR
       Department of the Treasury          Dating Below.                                 Employer Identification Number
        Internal Revenue Service           (See Explanation of Substitute Form W-9
      Payer's Request for Taxpayer         below).                                           ______________________
       Identification Number (TIN)
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                                           PART II-Awaiting TIN:

                                           For   Payees   exempt   from  backup
                                           withholding,  complete as directed in
                                           Explanation  of  Substitute  Form W-9
                                           below.
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

Certification.  Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

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SIGNATURE:                                            DATE:
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You must complete the following certificate if you checked the Box in part II of
Substitute Form W-9.

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             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding that I have checked the box in Part II (and have completed this Certificate of Awaiting Taxpayer Identification Number), 31% of all reportable payments made to me will be withheld until I provide a properly certified taxpayer identification number to the Exchange Agent.

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Signature                                               Date
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


                              Instructions for the

            HUBCO Customer Appreciation Stock Plan Authorization Form

PART I

Personal Information

1a. The applicant should be the primary accountholder of the account in question six.

1b, 2b. If the stock account is being opened as a joint account, or if the bank account being used is a joint account, please include the name and social security number of the second person.

3-4. The address submitted should be the address of the applicant in Box 1a. This address should match the address of record on the account in Box 6.

6. If the accountholder has several accounts any account number will suffice. Note that this account and other accounts to which you maintain in this bank will be used to verify the number of years that you have been a customer, and for direct withdrawal if the information submitted in Box 7 is inadequate.

7. If you would like to take advantage of direct withdrawal, please submit the account number that you would like to use. If you check direct withdrawal and do not submit an account number, we will the use the account number submitted in Box 6. Additionally, if you do not check any box in Box 7 and no payment is submitted we will assume you would like to take advantage of direct withdrawal.

8a-8b. You are only required to enter information in 8a or 8b, but not both. If you enter information in both 8a and 8b and the maximum number of shares you authorize to be purchased exceeds the amount to be invested, we will purchase as many shares as possible up to the authorized investment. Alternatively, if you enter information in both 8a and 8b and the amount to be invested exceeds the maximum number of shares you authorize to be purchased, we will purchase the number of shares requested, and credit your account the difference. NOTE: No interest will be paid on credited funds.

9. The exact number of years that you have been a customer is unnecessary, as we will verify the number of years you have been a customer using the account number in Box 6.



Additional Instructions to Stock Transfer Agent

You may include additional instructions to the stock transfer agent. However, your instructions included MUST conform to the stock plan described in the prospectus, as interpreted by HUBCO, or your instructions will be disregarded. If your instructions are incompatible with the stock plan, we will not open an account for you. The prospectus explains where instructions to the stock transfer agent may be necessary.



Signatures

If the stock account is being opened as a joint account, both you and second person must sign. You will both be bound by the terms of the HUBCO Customer Appreciation Stock Plan and Dividend Reinvestment Plan. If you are signing on behalf of an entity, include your title.

PART II

Explanation of Substitute Form W-9

         Federal Income Tax Withholding. Under Federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing certain payments of cash being made to each HUBCO shareholder. This would occur when you are participating in the dividend reinvestment program and a dividend is distributed. In order to avoid "backup withholding" of Federal income tax on any cash received when a dividend is distributed, you must provide the Stock Transfer Agent with your tax identification number ("TIN") on Substitute Form W-9. Furthermore you must certify under penalties of perjury that the number is correct and that you are not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, the shareholder may be subject to a $50 penalty that may be imposed by the IRS, and distributions may be subject to backup withholding at a rate of 31%. In addition, you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such a statement, the shareholder may be subject to a $500 penalty that may also be imposed by the IRS.

    Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of income taxes, a refund may be obtained from the IRS.

    The TIN that must be provided on the Substitute Form W-9 is that of the primary applicant. The TIN for an individual is his or her social security number. The box in Part II of the Substitute Form W-9 may be checked if the applicant has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part II has been checked, the applicant must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that the box in
Part II is checked (and the Certificate of Awaiting Taxpayer Identification Number is completed), the Stock Transfer Agent will withhold 31% on all cash dividends made prior to the time you notify the Stock Transfer Agent that you have been provided with a properly certified TIN.

    Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting Form W-8 or a substitute Form W-8, signed under penalties of perjury, certifying to such person's exempt status. A form of such statement can be obtained from the Stock Transfer Agent. You should consult your tax advisor as to such your qualification for an exemption from backup withholding and the procedure for obtaining such exemption. The signature and date provided on the Substitute Form W-9 will serve to certify that the TIN and withholding information provided are true, correct, and complete. Please consult your accountant or tax advisor for further guidance in completing the Substitute Form W-9.